ESTIMATED PROJECTION FOR THREE YEAR'S EARNINGS
	FIRST YEAR		SECOND YEAR		THIRD YEAR
	Estimates	% of Gross	Estimates	% of Gross	Estimates	% of Gross
INCOME		Receipts		Receipts		Receipts
Total Sales	$2,779,500	100.00%	$3,029,655	100.00%	$3,302,324	100.00%
Net Sales	$2,779,500	100.00%	$3,029,655	100.00%	$3,302,324	100.00%
Cost of Goods Sold	$1,249,067	44.94%	$1,331,230	43.94%	$1,419,999	43.00%
Gross Profit	$1,530,433	55.06%	$1,698,425	56.06%	$1,882,325	57.00%

EXPENSES
Owner's Salaries	$120,000	4.32%	$130,800	4.32%	$142,572	4.32%
Salaries & Compensation - Contract 1099	$240,000	8.63%	$261,600	8.63%	$285,144	8.63%
Sales Commissions	$124,100	4.46%	$135,269	4.46%	$147,443	4.46%
Health Insurance	$42,000	1.51%	$45,780	1.51%	$49,900	1.51%
Repairs & Maintenance	$15,600	0.56%	$17,004	0.56%	$18,534	0.56%
Bad Debt Expense	$3,600	0.13%	$3,924	0.13%	$4,277	0.13%
Rent	$49,200	2.50%	$75,741	2.50%	$82,558	2.50%
Taxes & Licenses	$2,400	0.09%	$2,616	0.09%	$2,851	0.09%
Depreciation	$2,400	0.09%	$2,400	0.08%	$2,400	0.07%
Advertising	$12,000	0.43%	$13,080	0.43%	$14,257	0.43%
Computers & Internet	$14,400	0.52%	$15,696	0.52%	$17,109	0.52%
Postage & Shipping Outbound	$47,688	1.72%	$51,979	1.72%	$56,658	1.72%
Insurance	$8,400	0.30%	$9,156	0.30%	$9,980	0.30%
Supplies	$19,200	0.69%	$20,928	0.69%	$22,812	0.69%
Telephone	$6,000	0.22%	$6,540	0.22%	$7,129	0.22%
Utilities	$8,400	0.30%	$9,156	0.30%	$9,980	0.30%
Accounting & Legal	$30,000	1.08%	$32,700	1.08%	$35,643	1.08%
Travel & Entertainment	$30,000	1.08%	$32,700	1.08%	$35,643	1.08%
Dues and Subscriptions	$3,000	0.11%	$3,270	0.11%	$3,564	0.11%
Miscellaneous	$14,400	0.52%	$15,696	0.52%	$17,109	0.52%
Bank Fees	$6,000	0.22%	$6,540	0.22%	$7,129	0.22%
Debt Service - SBA/Wells	$98,400	3.54%	$107,256	3.54%	$116,909	3.54%
Debt Service- LOC	$3,600	0.13%	$3,924	0.13%	$4,277	0.13%
Merchant Fees	$45,150	1.62%	$49,214	1.62%	$53,643	1.62%
Trade Shows	$36,000	1.30%	$39,240	1.30%	$42,772	1.30%
Auto Expense	$24,000	0.86%	$26,160	0.86%	$28,514	0.86%
Gas	$6,000	0.22%	$6,540	0.22%	$7,129	0.22%
Other:	$0	0.00%	$0	0.00%	$0	0.00%

	$0	0.00%	$0	0.00%	$0	0.00%

Total Operating Expense	$1,215,938	43.75%	$1,124,909	37.13%	$1,225,935	37.12%

Profit Before Taxes	$314,496	11.31%	$573,515	18.93%	$656,390	19.88%

Income Taxes	$0	0.00%	$0	0.00%	$0	0.00%
Net Profit After Taxes	$314,496	11.31%	$573,515	18.93%	$656,390	19.88%

ASSUMPTIONS:
Growth is projected annually at		9%
Taxes are calculated at the rate of		0%
Ending cash balance is reinvested into firm.